Exhibit 99.1
Press Release — For Immediate Release
April 19, 2011
CCFNB Bancorp, Inc. Reports First Quarter 2011 Earnings
Bloomsburg, PA — CCFNB Bancorp, Inc. (OTC: CCFN), parent company of First Columbia Bank & Trust Co., has released its unaudited financial statements for the first quarter of 2011.
Net income, as reported under U.S. Generally Accepted Accounting Principles, for the three months ended March 31, 2011 was $1,610,000 compared to $1,540,000 for the same period in 2010. Earnings per share for the three months ended March 31, 2011 and 2010 were $.72 and $.69, respectively. Annualized return on average assets and return on average equity were 1.04% and 9.44% for the three months ended March 31, 2011 as compared to 1.02% and 9.30% for the same period of 2010. The return on average assets and return on average equity were 1.03% and 9.35% for the year ended December 31, 2010.
The net interest margin, tax effected, on interest earning assets was 3.68% as of March 31, 2011 as compared to 3.80% as of March 31, 2010.
Total assets increased $5.8 million to $620.1 million at March 31, 2011 from $614.3 million at December 31, 2010. Since the end of 2010, net loans increased $2.9 million, an increase of 0.8%. Total deposits increased $8.7 million while short term borrowings decreased $3.7 million since the end of 2010.
When compared to December 31, 2010, Stockholders’ equity, excluding accumulated other comprehensive income, has increased $1.0 million to $66.7 million as of March 31, 2011. The current level of stockholders’ equity equated to a book value per share of $30.74 at March 31, 2011 as compared with $30.48 as of December 31, 2010. During the three months ended March 31, 2011 cash dividends of $0.31 per share were paid to stockholders compared to $0.29 for the comparable period of 2010. The current dividend represents an increase of 6.9% as compared to 2010 amounts. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to assets ratio of 11.1% as compared to 11.0% as of December 31, 2010.
Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CCFNB Bancorp, Inc.
Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
(In Thousands)	2011	2010
ASSETS
Cash and due from banks	$6,696	$7,263
Interest-bearing deposits in other banks	24,783	18,683
Federal funds sold	1,472	1,649

Total cash and cash equivalents	32,951	27,595

Investment securities, available for sale, at fair value	204,238	207,173
Restricted securities, at cost	2,863	3,012
Loans, net of unearned income	343,381	340,453
Less: Allowance for loan losses	4,858	4,801

Loans, net	338,523	335,652
Premises and equipment, net	12,043	11,992
Accrued interest receivable	1,691	1,632
Cash surrender value of bank-owned life insurance	12,075	11,942
Investment in limited partnerships	1,568	1,607
Intangible Assets:
Core deposit	2,065	2,192
Goodwill	7,937	7,937
Prepaid FDIC assessment	1,352	1,490
Other assets	2,800	2,075

TOTAL ASSETS	$620,106	$614,299

LIABILITIES
Interest-bearing deposits	$416,893	$410,915
Noninterest-bearing deposits	65,574	62,877

Total deposits	482,467	473,792

Short-term borrowings	55,060	58,759
Long-term borrowings	6,122	6,123
Junior subordinate debentures	4,640	4,640
Accrued interest payable	592	652
Other liabilities	2,682	2,479

TOTAL LIABILITIES	551,563	546,445

STOCKHOLDERS’ EQUITY
Common stock, par value $1.25 per share; authorized 5,000,000 shares; issued 2,290,791 shares in 2011 and 2,286,931 shares in 2010	2,864	2,859
Surplus	28,076	27,964
Retained earnings	37,317	36,397
Accumulated other comprehensive income	1,873	2,221
Treasury stock, at cost; 61,000 shares in 2011 and 2010	(1,587)	(1,587)

TOTAL STOCKHOLDERS’ EQUITY	68,543	67,854

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$620,106	$614,299

CCFNB Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

(In Thousands, Except Per Share Data)	For the Three Months Ended March 31,
	2011	2010
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$4,448	$4,677
Tax-exempt	280	212
Interest and dividends on investment securities:
Taxable	1,457	1,861
Tax-exempt	126	105
Dividend and other interest income	11	10
Federal funds sold	1	1
Deposits in other banks	9	2

TOTAL INTEREST AND DIVIDEND INCOME	6,332	6,868

INTEREST EXPENSE
Deposits	1,224	1,537
Short-term borrowings	84	106
Long-term borrowings	39	125
Junior subordinate debentures	24	23

TOTAL INTEREST EXPENSE	1,371	1,791

NET INTEREST INCOME	4,961	5,077

PROVISION FOR LOAN LOSSES	80	310

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,881	4,767

NON-INTEREST INCOME
Service charges and fees	414	426
Gain on sale of loans	161	130
Earnings on bank-owned life insurance	108	116
Brokerage	60	89
Trust	216	171
Interchange fees	219	195
Other	250	171

TOTAL NON-INTEREST INCOME	1,428	1,298

NON-INTEREST EXPENSE
Salaries	1,657	1,576
Employee benefits	585	471
Occupancy	298	293
Furniture and equipment	301	311
State shares tax	143	133
Professional fees	153	145
Director’s fees	68	67
FDIC assessments	149	147
Telecommunications	83	96
Amortization of core deposit intangible	127	151
Automated teller machine and interchange	151	130
Other	429	455

TOTAL NON-INTEREST EXPENSE	4,144	3,975

INCOME BEFORE INCOME TAX PROVISION	2,165	2,090
INCOME TAX PROVISION	555	550

NET INCOME	$1,610	$1,540

EARNINGS PER SHARE	$0.72	$0.69

CASH DIVIDENDS PER SHARE	$0.31	$0.29

WEIGHTED AVERAGE SHARES OUTSTANDING	2,226,195	2,243,439

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Operating Highlights
Net income	$1,610	$1,417	$1,686	$1,661	$1,540
Net interest income	4,961	4,966	4,987	5,063	5,077
Provision for loan losses	80	685	400	160	310
Non-interest income	1,428	1,649	1,783	1,393	1,298
Non-interest expense	4,144	3,923	4,127	4,006	3,975

Financial Condition Data:
Total assets	$620,106	$614,299	$615,788	$611,553	$606,084
Loans, net	338,523	335,652	335,733	340,629	332,958
Intangibles	10,002	10,129	10,263	10,403	10,554
Total deposits
Noninterest-bearing	$65,574	$62,877	$62,133	$58,200	$55,863
Savings	67,983	65,549	64,601	65,169	60,982
NOW	69,902	70,953	68,265	67,858	71,137
Money Market	48,816	42,130	41,654	43,242	43,925
Time Deposits	230,192	232,283	234,270	237,500	236,349
Total interest-bearing deposits	416,893	410,915	408,790	413,769	412,393
Core deposits*	252,275	241,509	236,653	234,469	231,907

Selected Ratios
Net interest margin (YTD)	3.68%	3.68%	3.72%	3.77%	3.80%
Annualized return on average assets	1.04%	0.93%	1.11%	1.10%	1.02%
Annualized return on average equity	9.44%	8.41%	10.06%	9.97%	9.30%

Capital Ratios
Total risk-based capital ratio	18.68%	18.49%	18.16%	17.79%	17.33%
Tier 1 capital ratio	17.43%	17.24%	16.91%	16.59%	16.20%
Leverage ratio	10.13%	10.00%	9.90%	9.76%	9.63%

Asset Quality Ratios
Non-performing assets	$3,435	$4,148	$4,104	$4,032	$4,374
Allowance for loan losses	4,859	4,801	4,574	4,175	3,987
Allowance for loan losses to total loans	1.42%	1.41%	1.34%	1.21%	1.18%
Allowance for loan losses to non-performing loans	141.43%	115.75%	111.45%	103.51%	98.56%

Per Share Data
Earnings per share	$0.72	$0.63	$0.76	$0.74	$0.69
Dividend declared per share	0.31	0.30	0.30	0.29	0.29
Book value	30.74	30.48	30.42	30.07	29.51
Common stock price:
Bid	$30.75	$28.00	$26.30	$26.25	$26.55
Ask	34.00	31.00	29.50	27.25	28.00
Weighted average common shares	2,226,195	2,223,709	2,228,836	2,233,227	2,243,439

*	Core deposits are defined as total deposits less time deposits